UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 14, 2010

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On October 14, 2010, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended September 25, 2010 in a press release that is attached hereto as Exhibit 99.1.

Beginning in the first fiscal quarter of 2010, the Company deconsolidated GLOBALFOUNDRIES Inc. (“GF”) results of operations and began accounting for its investment in GF under the equity method of accounting. To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures, including non-GAAP net income (loss) excluding GF/Foundry segment related items, non-GAAP net income (loss), non-GAAP operating income (loss), non-GAAP earnings per share (“EPS”), non-GAAP gross margin, Adjusted EBITDA, and non-GAAP adjusted free cash flow. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

For the third fiscal quarter and the nine month period ended September 26, 2009, the Company has provided non-GAAP statement of operations financial measures for Advanced Micro Devices, Inc. on a stand-alone basis (historically referred to as “AMD Product Company”) by excluding from the Company’s consolidated results of operations certain GF/Foundry segment related items, which for the third fiscal quarter of 2009 and the nine month period ended September 26, 2009, consisted of Foundry segment and Intersegment Eliminations consisting of revenues, cost of sales, and profits on inventory between AMD Product Company and the Foundry segment. The Company has also provided certain balance sheet line items that exclude the Foundry segment. The Company is providing these non-GAAP financial measures because the Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical period operating results and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP net income (loss) excluding GF/Foundry segment related items for the Company for the nine months ended September 25, 2010 the Company excluded the gross margin benefits due to the deconsolidation of GF, the deconsolidation gain based on the fair value assessment of its investment in GF and the equity in net income (loss) of investee.

To derive non-GAAP net income (loss) excluding GF/Foundry segment related items for the Company for the second and third fiscal quarters of 2010, the Company excluded the equity in net income (loss) of investee. To derive non-GAAP net income (loss) for the third fiscal quarter of 2010, the Company further excluded the amortization of acquired intangible assets and the loss recognized by the Company from the repurchase of debt. To derive non-GAAP net income (loss) for the second fiscal quarter of 2010, the Company further excluded the amortization of acquired intangible assets, certain restructuring reversals, investment gains, and the gain on the repurchase of the Company’s debt.

To derive non-GAAP net income (loss) excluding GF/Foundry segment related items for the Company for the third fiscal quarter of 2009, the Company excluded the net loss from the Foundry segment and the Intersegment Eliminations, the impact of net (income) loss attributable to noncontrolling interest and the Class B preferred accretion. To derive non-GAAP net income (loss) for the third fiscal quarter of 2009, the Company further excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008, the amortization of acquired intangible assets, certain restructuring charges, and the gain recognized by the Company from the repurchase of debt.

To derive non-GAAP operating income (loss) for the Company for the second and third fiscal quarters of 2010, the Company excluded the amortization of acquired intangible assets. For the second fiscal quarter of 2010, the Company further excluded certain restructuring reversals.

To derive non-GAAP operating income (loss) for the Company for the third fiscal quarter of 2009, the Company excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008, amortization of acquired intangible assets, certain restructuring charges and the operating loss from Foundry segment and Intersegment Eliminations.

To derive non-GAAP gross margin for the Company for the third fiscal quarter of 2009, the Company excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008 and the gross margin from the Company’s Foundry segment and Intersegment Eliminations.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Equity in net income (loss) of investee: In the first fiscal quarter of 2010, in conjunction with the deconsolidation of the accounts of GF, the Company began accounting for its investment in GF under the equity method of accounting. The equity in net income (loss) of investee is primarily comprised of the Company’s proportionate share of GF’s losses for the period based on the Company’s ownership percentage of GF’s Class A Preferred stock, the Company’s portion of the non-cash accretion on GF’s Class B Preferred stock, the elimination of intercompany profit, reflecting the mark-up on inventory that remains on the Company’s balance sheet at the end of the period, the amortization of basis differences identified from the purchase price allocation process based on the fair value of GF upon deconsolidation, and, to the extent applicable, the gain or loss on dilution of the Company’s ownership interest as a result of capital infusions into GF by ATIC. The Company excluded this item from the Company’s non-GAAP net income (loss) excluding GF/Foundry segment related items and GAAP net income (loss) in the second and third fiscal quarters of 2010 because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the financial results of GF.

Gross margin benefits due to the deconsolidation of GF: The deconsolidation of GF’s results of operations from the Company’s results of operations resulted in incremental gross margin benefit in the first fiscal quarter of 2010 when compared to AMD Product Company in prior periods. This is partially attributable to the elimination of the mark-up charged by GF from the value of inventory as of the beginning of the first fiscal quarter of 2010. In addition, in the first fiscal quarter of 2010, the Company updated its inventory standard costs process with respect to inventory purchased from GF. The Company excluded this item from the Company’s non-GAAP net income (loss) excluding GF/Foundry segment related items, GAAP net income (loss), GAAP operating income (loss) and GAAP gross margin in the first fiscal quarter of 2010 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods. The impact of this item for the second and third fiscal quarters of 2010 was not material.

Deconsolidation gain on the fair value assessment of investment in GF: Effective as of December 27, 2009, the Company deconsolidated the results of operations of GF and began to account for its investment in GF under the equity method of accounting. Under the accounting guidelines pertaining to deconsolidation, the Company’s opening investment in GF is required to be recorded at fair value as of the date of deconsolidation. The difference between this initial fair value of the investment in GF and the net carrying book value is recognized as a gain or loss in earnings. During the first fiscal quarter of 2010, the Company completed a valuation analysis to determine the initial fair value of its investment in GF. Based on this analysis, in the first fiscal quarter of 2010, the Company recognized a non-cash, one-time gain related to the deconsolidation of approximately $325 million. The Company excluded this gain from the Company’s non-GAAP net income (loss) excluding GF/Foundry segment related items and GAAP net income (loss) because it is not indicative of ongoing operating performance.

Foundry segment and Intersegment Eliminations: The Company’s former Foundry segment included the operating results attributable to the front end wafer manufacturing operations and related activities, which included the operating results of GF from March 2, 2009 through December 26, 2009. Intersegment Eliminations consisted of eliminations of revenues, cost of sales, and profits on inventory between the AMD Product Company and the Foundry segment. The Company excluded the Foundry segment and Intersegment Eliminations from the Company’s non-GAAP net income (loss) excluding GF/Foundry segment related items, GAAP net income (loss), GAAP operating income (loss) and GAAP gross margin for the third fiscal quarter and the nine month period ended September 26, 2009 because the Company believes that the exclusion of this activity enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Net (income) loss attributable to noncontrolling interest and Class B preferred accretion: These two items relate to GF, the operating results of which were included in the Company’s Foundry segment from March 2, 2009 through December 26, 2009. The net (income) loss attributable to noncontrolling interest represents the allocation of the operating results to the noncontrolling partner of GF, whereas the Class B preferred accretion represents the guaranteed rate of return that the noncontrolling partner earns on its ownership of GF Class B preferred stock. The Company excluded these items from the Company’s non-GAAP net income (loss) excluding GF/Foundry segment related items and GAAP net income (loss) for the third fiscal quarter and the nine month period ended September 26, 2009 because the Company believes that the exclusion of these items enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008: In the fourth fiscal quarter of 2008, the Company recorded an incremental write-down of inventory of $227 million due to a weak economic outlook. In the third fiscal quarter of 2009, the Company sold a portion of this inventory. The Company excluded this activity from the Company’s GAAP net income (loss), GAAP operating income (loss) and GAAP gross margin for the third fiscal quarter of 2009 because the Company believes that the exclusion of this activity enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Amortization of acquired intangible assets: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These expenses included the amortization expense of acquired intangible assets. The Company excluded this item from the Company’s GAAP net income (loss) and GAAP operating income (loss) for the periods presented in order to enable investors to better evaluate its current operating performance compared with prior periods.

Restructuring charges and reversals: Restructuring charges are attributable to a restructuring plan implemented by the Company during fourth fiscal quarter of 2008 to reduce its breakeven point. These charges represent primarily severance and costs related to the continuation of certain employee benefits, contract or program termination costs, asset impairments and exit costs for facility site consolidations and closures. Restructuring reversals represent the amount that the Company no longer expects to pay for its estimated restructuring accrual based on its assessment of the latest available facts and circumstances. The Company excluded the effect of the restructuring reversals from the Company’s GAAP net income (loss) and GAAP operating income (loss) for the second fiscal quarter of 2010, and the effect of restructuring charges from the Company’s GAAP net income (loss) and GAAP operating income (loss) for the third quarter of 2009 because they are not indicative of ongoing performance.

Investment gain: In the second fiscal quarter of 2010, the Company sold a portion of its marketable securities and recognized a gain on the sale. The Company excluded the effect of this item from its GAAP net income (loss) for the second fiscal quarter of 2010 because it is not indicative of ongoing operating performance.

Gain (loss) on debt redemption: This represents the net gain or loss that the Company recognized during the applicable period from its partial repurchase of certain outstanding indebtedness. During the third fiscal quarter of 2010, the Company repurchased an aggregate of $800 million face value of its 6.00% Convertible Senior Notes due 2015 resulting in a loss of $23.6 million. During the second fiscal quarter of 2010, the Company repurchased an aggregate of $206 million face value of its 6.00% Convertible Senior Notes due 2015 resulting in a gain of $0.1 million. During the third fiscal quarter of 2009, the Company repurchased an aggregate of $186 million face value of its 6% Convertible Senior Notes due 2015 resulting in a gain of $66 million. The Company excluded these items from the Company’s GAAP net income (loss) because it is not indicative of ongoing operating performance.

In addition, the Company presented “Adjusted EBITDA” in the earnings release as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the second fiscal quarter of 2010 and the nine months ended September 25, 2010, the Company included an adjustment for certain restructuring reversals. For the third fiscal quarter of 2009 and the nine months ended September 26, 2009, the Company further included adjustments for the Foundry segment and Intersegment Eliminations operating loss and certain restructuring charges, and for the nine months ended September 26, 2009, the Company further included an adjustment for GF formation costs. The Company incurred certain costs to form GF, and the Company excluded these costs from “Adjusted EBITDA” because they are not indicative of ongoing operating performance.

The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Starting in the first quarter of 2010, the Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sell to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities.

Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by operating activities. This amount is then further adjusted by subtracting capital expenditures. Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction.

The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted Free Cash Flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 14, 2010.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2010	ADVANCED MICRO DEVICES, INC.

	By:	/S/ FAINA MEDZONSKY
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 14, 2010.